UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 14, 2007
FORESTAR REAL ESTATE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 001-33662	26-1336998 (I.R.S. Employer Identification No.)
1300 MoPac Expressway South, Suite 3S
Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 433-5200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     As previously disclosed, on November 29, 2007, Temple-Inland Inc. (“Temple-Inland”) announced that its Board of Directors had approved the distribution to its stockholders of all of the shares of common stock, par value $1.00 per share, of Forestar Real Estate Group Inc. (“Forestar”), a wholly-owned subsidiary of Temple-Inland that holds directly or indirectly the assets and liabilities associated with Temple-Inland’s real estate business. To implement the distribution, Temple-Inland will distribute one share of Forestar common stock (and one related preferred stock purchase right) for every three shares of Temple-Inland common stock that were held of record by stockholders of Temple-Inland as of the close of business on December 14, 2007, the record date for the distribution. Fractional shares of Forestar will not be distributed and any Temple-Inland stockholder entitled to receive a fractional share will instead receive a cash payment. The distribution is expected to be completed after the close of business on December 28, 2007. Upon completion of the distribution, Forestar will be an independent, publicly-traded company.
     Forestar’s Information Statement, dated December 14, 2007, which describes the details of the distribution and provides information about the business and management of Forestar, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this item. The information statement will be mailed to Temple-Inland stockholders on or about December 18, 2007.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

99.1	Information Statement of Forestar Real Estate Group Inc., dated December 14, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR REAL ESTATE GROUP INC.
Date: December 14, 2007	By:	/s/ David M. Grimm
		Name:	David M. Grimm
		Title:	Executive Vice President

EXHIBIT INDEX

99.1	Information Statement of Forestar Real Estate Group Inc., dated December 14, 2007